Exhibit 10.24
                               FIRST AMENDMENT TO
                            MAVERICK TUBE CORPORATION
                             1994 STOCK OPTION PLAN


         THIS FIRST AMENDMENT TO THE MAVERICK TUBE CORPORATION 1994 STOCK OPTION PLAN ("First Amendment") is adopted as of this 22nd Day of July.

         WHEREAS, Maverick Tube Corporation, a Delaware corporation ("Maverick") has established the Maverick Tube Corporation 1994 Stock Option Plan (the "Plan") dated November 16, 1994;

         WHEREAS, Section IX of the Plan provides, among other things, that the Board of Directors of Maverick (the "Board") may amend the Plan, subject to certain conditions; and

         WHEREAS, the Board believes that it would be in the best interest of Maverick to amend the Plan as provided herein.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The first sentence of Section V of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

                           "Subject  to the  adjustment  as  provided in Article
                  VII, the aggregate number of shares which may be issued pursuant to the exercise of Options granted under the Plan shall not exceed 1,000,000."

         2. All references in the Plan to "the Plan" shall be deemed to include this First Amendment from and after the date the First Amendment is adopted.

         IN WITNESS WHEREOF, this First Amendment has been duly executed by authority of the Board as of the day and year first above written.

                                                     MAVERICK TUBE CORPORATION

                                                     /s/ Gregg  M. Eisenberg

                                                     By:
                                                     Title:  President and Chief
                                                     Executive Officer